Exhibit 5.1

301 East Fourth Street

Suite 3500, Great American Tower

Cincinnati, OH 45202

513-723-4000 | www.vorys.com

Founded 1909

November 21, 2012

Cortland Bancorp

194 West Main Street

Cortland, Ohio 44410

Ladies and Gentlemen:

We have acted as legal counsel to Cortland Bancorp, an Ohio corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof in connection with the Cortland Bancorp Amended and Restated Dividend Reinvestment Plan as of November 21, 2012 (the “Plan”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a prospectus (the “Prospectus”). The Prospectus provides for the offering of 2,000,000 of the Company’s common shares, without par value (“Common Shares”). The Common Shares may be offered and sold from time to time pursuant to the Plan, in amounts, at prices and on terms to be determined as set forth in the Plan.

We have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction) of such documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company. We have not independently verified such factual matters. We have assumed that persons identified as officers are actually serving as such, that any certificates representing the Common Shares will be properly executed by one or more of such persons, and that persons executing the documents we have examined have the legal capacity to execute such documents.

In expressing our opinions below, we have assumed, with your consent, that:

(a) the Common Shares will be offered and sold in the form, with the terms and in the manner set forth in the Registration Statement (including any and all required post-effective amendments thereto) and the Prospectus; and

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November 21, 2012

(b) the resolutions authorizing the Company to issue, offer and sell the Common Shares, as certified by officers of the Company and reviewed by us, will continue to be in full force and effect at all times at which the Common Shares are offered or sold by the Company.

We are opining herein only as to the laws of the State of Ohio and only to the extent required by federal securities laws and the regulations of the Securities and Exchange Commission for this opinion, in each case as in effect on the date of this opinion. We express no opinion as to federal or state securities laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance and delivery of, and payment of legal consideration for, the Common Shares in the manner contemplated by the Plan, the Registration Statement and the Prospectus, such Common Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Common Shares while the Registration Statement and any and all required post-effective amendments thereto are effective.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP